                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

                                |_| Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Under Rule 14a-12

                                  SOHU.COM INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             -----------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (check the appropriate box):

|X|   No fee required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4)  Date Filed:

                                [SOHU LETTERHEAD]

                                 April 11, 2001


Dear Sohu.com Stockholders:

         You are cordially invited to attend Sohu.com Inc.'s Annual Meeting of Stockholders to be held at Sohu's offices at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, on Thursday, May 17, 2001 at 10:00 a.m., Beijing time.

         Accompanying this letter are the official Notice of Annual Meeting, proxy statement and form of proxy. The matters listed in the Notice of Annual Meeting are described in detail in the proxy statement. At this year's Annual Meeting, our first after our initial public offering last July, we are asking stockholders to elect six directors and approve the selection of PricewaterhouseCoopers as our outside auditors and, in addition, to approve an increase from 2,340,000 to 7,000,000 of the number of shares available for issuance under Sohu's 2000 Stock Incentive Plan.

         Every stockholder's vote is important to us. Whether or not you expect to attend the meeting in person, we urge you to submit your proxy as soon as possible. You may submit your proxy by signing, dating, and returning the enclosed proxy card and mailing it in the envelope provided. For stockholders mailing from within the United States, the postage is prepaid. Please complete and submit your proxy even if you plan to attend the meeting in person.

         We look forward to seeing those of you who are able to attend the meeting in person.

                                   Sincerely,

                                  CHARLES ZHANG
                                  President and Chief Executive Officer

                                   [SOHU LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                  SOHU.COM INC.

                             TO BE HELD MAY 17, 2001

To the Stockholders of Sohu.com Inc.:

            We hereby notify you that the Annual Meeting of Stockholders (the "Annual Meeting") of Sohu.com Inc. will be held at Sohu's offices at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, on Thursday, May 17, 2001 at 10:00 a.m., Beijing time, for the purpose of considering and acting upon the following matters, all as described in the accompanying Proxy Statement:

1) To elect three directors to the class of directors whose term expires at the 2002 Annual Meeting of Stockholders and three directors to the class of directors whose term expires at the 2003 Annual Meeting of Stockholders;

2) To approve an amendment to Sohu's 2000 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,340,000 to 7,000,000;

3) To ratify the appointment of PricewaterhouseCoopers as Sohu's independent auditors for the fiscal year ending December 31, 2001; and

4) To consider and act upon all other matters which may properly come before the Annual Meeting or any adjournment or adjournments thereof.


     The Board of Directors has set the close of business on Tuesday, March 27, 2001, as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, and only stockholders of record on that date are entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                                           By order of the Board of Directors,

                                           TIMOTHY B. BANCROFT
                                           Secretary
April 11, 2001

                                  SOHU.COM INC.
                             7 JIANGUOMEN NEI AVENUE
                               SUITE 1519, TOWER 2
                         BRIGHT CHINA CHANG AN BUILDING
                                 BEIJING 100005
                           PEOPLE'S REPUBLIC OF CHINA
                                 86-10-6510-2160


                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2001

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sohu.com Inc. of proxies for use at Sohu's Annual Meeting of Stockholders (the "Annual Meeting") to be held at Sohu's offices located at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, on Thursday, May 17, 2001 at 10:00 a.m., Beijing time, and at any adjournments thereof. This Proxy Statement and the accompanying Proxy card are first being mailed to stockholders on or about April 11, 2001. Sohu's Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part of the Proxy Statement.

     If proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

      FOR the election of the nominees for directors named herein;

      FOR approval of an amendment to Sohu's 2000 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 2,340,000 to 7,000,000; and

      FOR ratifying the appointment of PricewaterhouseCoopers as Sohu's independent auditors for the fiscal year ending December 31, 2001.

     In addition, if other matters come before the Annual Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to those matters. You have the power to revoke your proxy at any time prior to its exercise by filing with Sohu's Secretary an instrument revoking it, by delivering an executed proxy bearing a later date prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     Sohu will bear the cost of soliciting proxies. Solicitations may be made by mail, personal interview, telephone and/or telegram by Sohu's directors, officers and employees, without additional compensation for such solicitation activities. Sohu has made arrangements with Bank of New York, 101 Barclay Street -12W, New York, NY 10286 and Corporate Investor Communications, Inc., Carlstadt, NJ 07072-2586 to forward solicitation material to record holders of shares of common stock and the beneficial owners of shares held of record by brokers, banks, or other nominees. Sohu will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of shares of common stock held in their respective names.

     Only stockholders of record on Sohu's books at the close of business on March 27, 2001 will be entitled to vote at the Annual Meeting and any adjournments. Under Sohu's By-laws, the presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions and broker non-votes are not counted in determining the number of votes cast. Other than the election of directors, which requires a plurality of the votes cast in person or by proxy, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

     As of the close of business on March 27, 2001, there were 35,625,716 shares of Sohu common stock outstanding.


PROPOSAL I.   ELECTION OF DIRECTORS

     Unless you indicate otherwise on your proxy, the proxies received will be voted in favor of the election of the six persons named below to serve as directors. James McGregor, Edward Roberts and Thomas Gurnee have been nominated for election to the class of directors whose term will expire at the 2002 annual meeting of stockholders and George Chang, Philip Revzin and Charles Zhang, have been nominated for election to the class of directors whose term will expire at the 2003 annual meeting of stockholders.

     Although we expect that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, proxies will be voted for the election of a substitute nominee selected by the Board of Directors, unless the Board chooses to reduce the number of directors to the number of nominees then available for election, in which case the proxies would be voted for the reduced number of nominees. The six nominees receiving a plurality of the votes cast by the stockholders represented at the Annual Meeting, in person or by proxy, will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.


DR. CHARLES ZHANG                            Dr. Zhang is Sohu's founder and has been Chairman of the Board, President and
Sohu's Chairman of the Board,                Chief Executive Officer since August 1996.  Prior to founding Sohu, Dr. Zhang
President and Chief Executive Officer.       worked for Internet Securities Inc. and helped establish its China operations.
                                             Prior to that, he worked as Massachusetts Institute of Technology's liaison
36 years old.                                officer with China. Dr. Zhang has a Ph.D in experimental physics from
Director since 1996.                         Massachusetts Institute of Technology and a Bachelor of Science degree from
                                             Qinghua University in Beijing.  Dr. Zhang is a native of the People's Republic of
                                             China.

DR. EDWARD B. ROBERTS                        Dr. Roberts is the David Sarnoff Professor of Management of Technology at
Professor of Management of Technology        Massachusetts Institute of Technology's Alfred P. Sloan School of Management.  He
at Massachusetts Institute of                has chaired MIT's research and educational programs in the management of
Technology's Alfred P. Sloan School of       technological innovation since 1967. He also founded and chairs the MIT Center for
Management.                                  Entrepreneurship. Dr. Roberts has been a co-founder and director of numerous emerging technology companies and venture capital funds, including Zero Stage and
65 years old.                                First Stage Capital Equity Funds, Medical Information Technology, Advanced
Director since 1996.                         Magnetics, NETSilicon, and Pegasystems.  He has authored over 150 articles and eleven books, the most recent being Entrepreneurs in High Technology (Oxford
                                             University Press, 1991).  Dr. Roberts received four degrees from M.I.T., including a Ph.D in 1962.

JAMES MCGREGOR                               Mr. McGregor is Managing Director of China GIV, LLC, a global private equity
Managing Director of China GIV, LLC          firm.  From December 1993 until July 2000, he was Vice President/China of Dow
                                             Jones & Company, Inc. and the chief business representative for Dow Jones in
47 years old.                                China.  From July 1990 to the end of 1993, Mr. McGregor was The Wall Street
Director since 1998.                         Journal's bureau chief in China.  Mr. McGregor served as chairman of the American
                                             Chamber of Commerce in Beijing in 1996 and as president of the Foreign
                                             Correspondents Club in Beijing in 1991.  Mr. McGregor received a journalism degree from the University of Minnesota.

GEORGE CHANG                                 Mr. Chang is the Vice Chairman of Morningside Technologies, Inc., the parent
Vice Chairman and CFO of                     corporation of Maxtech Enterprises Limited, one of Sohu's stockholders.  Mr. Chang
Morningside Technologies, Inc.               is also the Chief Financial Officer of Morningside Asia Group and a director of various other companies within the Morningside group.  The Morningside group is a
49 years old.                                private global investment house, including Maxtech Enterprises Limited. Prior to
Director since 2000.                         joining Morningside in 1991, Mr. Chang held senior financial positions with various trading companies in Hong Kong, and was Chief Financial Officer of a major multinational trading and sourcing operation. Mr. Chang has worked with
                                             Arthur Andersen in Hong Kong and in Toronto, Canada. He holds both Bachelor of
                                             Business Administration and Master of Business Administration degrees from the
                                             University of Wisconsin, and is a member of the American Institute of Certified
                                             Public Accountants, the Canadian Institute of Chartered Accountants and the Hong
                                             Kong Society of Accountants. Pursuant to Sohu's Second Amended and Restated
                                             Voting Agreement, Maxtech Enterprises Limited has designated Mr. Chang for nomination to the Board of Directors.


THOMAS GURNEE                                Mr. Gurnee is the Chief Financial Officer of Artest Corporation, a privately held
Chief Financial Officer of Artest            company.   From January 2000 until December 2000, he served as Sohu's Chief
Corporation.                                 Financial Officer and Senior Vice President, Finance.  Prior to joining Sohu, Mr.
                                             Gurnee held a number of senior positions with Chartered Semiconductor
50 years old.                                Manufacturing Ltd, one of the world's leading independent semiconductor foundries,
Director since 2000.                         including Vice President for Business Development, President (North America),
                                             Chief Operating Officer (Singapore) and Chief Financial Officer (Singapore).
                                             Prior to joining Chartered Semiconductor Manufacturing, Mr. Gurnee spent thirteen years at Schlumberger Ltd, an oil field services and measurement systems company, as finance director of various divisions in France, Singapore and the United
                                             States.  Mr. Gurnee is also a director of V3 Semiconductor, Inc. Mr. Gurnee obtained a Bachelor of Arts degree from Stanford University and a Master of
                                             Business Administration degree from University of Santa Clara.

PHILIP S. REVZIN                             Mr. Revzin is Vice President International, Editor and Publisher of the Far
Editor and Publisher of the Far              Eastern Economic Review; Publisher of the Asian Wall Street Journal; and Vice
Eastern Economic Review and Publisher        President, International of Dow Jones & Company, Inc.  From 1995 until 1998, Mr.
of the Asian Wall Street Journal.            Revzin was the Editor and Publisher of the Wall Street Journal Europe.  Mr. Revzin
                                             is also a director of CNBC Asia.   Pursuant to Sohu's Second Amended and Restated
49 years old.                                Voting Agreement, Dow Jones & Company, Inc. has designated Mr. Revzin for
Director since 2000.                         nomination to the Board of Directors.



                         GENERAL INFORMATION RELATING TO
                             THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

         The Board of Directors held 16 meetings in the fiscal year ended December 31, 2000. No member of the Board of Directors attended less than 75% of the total number of meetings of the Board and committees thereof upon which he or she served during 2000 (during the periods in which they were directors or members of such committees), except that Mary Ma, who resigned as a director effective November 7, 2000 attended 33% of the Board meetings held in 2000 in periods in which she was a director, and attended 100% of the meetings of the audit committee of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has an audit committee and a compensation committee.

     The members of the audit committee are George Chang, Thomas Gurnee and Philip Revzin. The audit committee reviews the scope of the annual audit by Sohu's independent auditors and internal auditors, monitors Sohu's internal financial and accounting controls and procedures and recommends to the Board of Directors the appointment of independent auditors. The audit committee held one meeting in 2000. The audit committee and the full Board of Directors have adopted a written charter for the audit committee which is attached to this Proxy Statement as Appendix A. Mr. Chang and Mr. Revzin are each independent directors as defined in Rule 4200(a)(15) of the Nasdaq Stock Market's Marketplace Rules. Because he was employed as Sohu's Chief Financial Officer until December 31, 2000, Mr. Gurnee is not considered an independent director under the Nasdaq Stock Market's Marketplace Rules. Mr. Gurnee is not currently a Sohu employee. The Board of Directors determined that Mr. Gurnee's appointment to the audit committee is in the best interests of Sohu and its stockholders because he is knowledgeable about Sohu's finances and operations and is well respected by the Board and is therefore, in the Board's view, particularly well suited to the task of assisting the Board and other members of the audit committee in overseeing Sohu's audit and financial reporting functions and interacting with Sohu's independent auditors.

     The compensation committee currently consists of James McGregor, Edward Roberts and Thomas Gurnee. Mr. Gurnee, who was Sohu's Chief Financial Officer until December 31, 2000, was not a member of the compensation committee during the year ended December 31, 2000. The compensation committee makes recommendations concerning salaries and incentive compensation, administers and approves stock option grants under Sohu's 2000 Stock Incentive Plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate to the compensation committee.

AUDIT COMMITTEE REPORT

     The audit committee reviews Sohu's internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of Sohu's independent auditors, the scope of annual audits, fees to be paid to Sohu's independent auditors and the performance of Sohu's independent auditors. The full responsibilities of the audit committee are set forth in its audit committee charter, a copy of which is attached hereto as Appendix A. The audit committee charter, which is reviewed and updated annually, was approved by the Board of Directors.

     The audit committee reviews the scope of the annual audit by Sohu's independent auditors and internal auditors, monitors Sohu's internal financial and accounting controls and procedures and recommends to the Board of Directors the appointment of independent auditors. In fulfilling its responsibilities, the audit committee:

o discussed and considered the independence of PricewaterhouseCoopers, reviewing as necessary all relationships and services which might bear on PricewaterhouseCoopers's objectivity as outside auditor;

o received written affirmation from PricewaterhouseCoopers that it is in fact independent;

o discussed the overall audit process, receiving and reviewing all reports of PricewaterhouseCoopers;

o involved PricewaterhouseCoopers in the audit committee's review of Sohu's financial statements and related reports with management;

o provided to PricewaterhouseCoopers full access to the audit committee and the full Board of Directors to report on all appropriate matters; and

o discussed with PricewaterhouseCoopers all matters required to be reviewed under generally accepted auditing standards.

     The audit committee met with selected members of management and PricewaterhouseCoopers to review financial statements, including quarterly reports, discussing such matters as the quality of earnings; estimates, reserves and accruals; the suitability of accounting principles; financial reporting decisions; and audit adjustments.

     The audit committee recommended to the Board of Directors, subject to stockholder approval, the selection of PricewaterhouseCoopers as Sohu's outside auditor.

     In addition, the audit committee considered the quality and adequacy of Sohu's internal controls and made recommendations to the full Board of Directors for enhancing such controls.

     Based upon its work and the information received in the inquiries outlined above, the audit committee recommended to Sohu's Board of Directors that Sohu's audited financial statements be included in Sohu's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                               THE AUDIT COMMITTEE
                                  Philip Revzin
                                  George Chang
                                  Thomas Gurnee


COMPENSATION OF DIRECTORS

     Directors do not currently receive any cash compensation for serving on Sohu's Board of Directors, although they are reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings.

     Pursuant to Sohu's stock incentive plan:

     (i) Edward Roberts was granted options to purchase 10,400 shares of common stock in January 2000. These options have an exercise price of $5.77 and are currently exercisable in full;

     (ii) James McGregor was granted options to purchase 26,000 and 13,000 shares of common stock in May and October 2000, respectively. These options have exercise prices of $5 and $4.188, respectively. 26,000 of these options are currently exercisable; and

     (iii) Thomas Gurnee was granted options to purchase 78,000 shares of common stock in July 2000. These options have an exercise price of $5.875 and 14,625 of these options are currently exercisable.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Sohu's common stock as of March 27, 2001 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by Sohu to be the beneficial owner of more than 5% of Sohu's common stock (assuming conversion of all outstanding warrants), (ii) each current director and nominee for election as director,
(iii) Sohu's Chief Executive Officer and each other executive officer of Sohu named in this Proxy Statement under the heading "Executive Compensation" and
(iv) all current directors and executive officers of Sohu as a group. Except as otherwise provided in the footnotes to this table, Sohu believes that the persons named in this table have voting and investment power with respect to all the shares of common stock indicated.


                                                                   AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)          PERCENT OF CLASS(1)
           ------------------------------------                   -----------------------          -------------------
Charles Zhang (2)(13).........................................          9,063,000                       25.3%
Maxtech Enterprises Limited and Mitco Limited (3)(13).........          7,449,194                       20.8%
Intel Corporation(4)(13)......................................          3,103,750                        9.4%
Edward Roberts (5)(13)........................................          1,389,297                        3.9%
James McGregor (6)............................................             26,000                          *
George Chang (7)..............................................          6,572,894                       18.3%
Thomas Gurnee (8).............................................             93,458                          *
Philip Revzin (9).............................................                --                          --
Edwin Chan (10) ..............................................             37,375                          *
Victor Koo (11)...............................................            139,272                          *
Alan Li (12)..................................................             86,125                          *
All directors and executive officers as a group (9 persons)...         17,407,421                       47.9%

-------------------------------
* Less than 1%.

(1) Includes the number of shares and percentage ownership represented by such shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission, or the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options, convertible debt or warrants held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days. Such shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. Such shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of each other person.

(2) Includes 130,000 shares subject to options exercisable within 60 days of March 27, 2001. Dr. Zhang's address is c/o Sohu.com Inc., 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China.

(3) Maxtech is a British Virgin Islands corporation that is the registered owner of 6,360,219 shares of Common Stock and a warrant for the purchase of 212,675 shares of Common Stock which is currently exercisable. Maxtech is wholly-owned by Morningside Technologies, Inc., a Cayman Islands corporation, which is in turn 97.8% owned by Morningside CyberVentures Holdings Limited, a British Virgin Islands corporation, which is in turn wholly-owned by The NTX-II Trust, an Isle of Man Trust, the trustee of which is Verall Limited, an Isle of Man corporation. Mitco Limited is a British Virgin Islands corporation that is the registered owner of 876,300 shares of Common Stock. Mitco is wholly-owned by Morningside CyberVentures Holdings Limited. Verall Limited controls indirectly, through The NTX-II Trust, a 97.8% interest in Maxtech and a 100% interest in Mitco, and as a result has the sole power to vote and dispose of the shares of Sohu held by Maxtech and Mitco. The address of Maxtech Enterprises Limited is c/o MTI Administration Limited, 22nd Floor, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong. The address of Verrall Limited is c/o Dickinson, Cruickshank & Co., 33/37, Athol Street, Douglas IM1 1LB, Isle of Man.

(4) Intel Corporation's address is 2200 Mission College Boulevard, Santa Clara, CA 95052, U.S.A.

(5) Includes 10,400 shares subject to options exercisable within 60 days of March 27, 2001. 1,356,147 shares are held by Edward B. Roberts and 11,050 shares are held by each of the Mitchell J. Roberts 1994 Trust, the Andrea L. Roberts 1994 Trust and the Valerie J. Friedman 1994 Trust. Dr. Roberts is the co-trustee of the three trusts mentioned in the preceding sentence. Dr. Roberts disclaims beneficial ownership of the shares owned by the three trusts. Dr. Roberts's address is 300 Boylston Street, Boston, Massachusetts 02116, U.S.A.

(6) Includes 26,000 shares subject to options exercisable within 60 days of March 27, 2001. Mr. McGregor's address is Room

1915, China World Tower 2, 1 Jianguomenwai Ave., Beijing 100004 China.

(7) Includes 6,572,894 shares held by Maxtech Enterprises Limited. Mr. Chang is the Vice Chairman and Chief Financial Officer of Morningside Technologies, Inc., which owns all of the capital stock of Maxtech Enterprises Limited. Mr. Chang disclaims beneficial ownership of the shares owned by Maxtech Enterprises Limited. Mr. Chang's address is c/o Morningside Technologies, Inc., Room 2311, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong.

(8) Includes (i) 90,458 shares subject to options exercisable within 60 days of March 27, 2001 and (ii) 3,000 shares owned by Mr. Gurnee's wife and sons. Mr. Gurnee's address is 18545 Vassing Road, Sarasoga, California 95070, U.S.A.

(9) Mr. Revzin's address is c/o FEER, 25/F Citicorp Centre, 18 Whitfield Road, Hong Kong, SAR, China.

(10) Includes 37,375 shares subject to options exercisable within 60 days of March 27, 2001. Mr. Chan's address is c/o Sohu.com Inc., 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China.

(11) Includes 139,272 shares subject to options exercisable within 60 days of March 27, 2001. Mr. Koo's address is c/o Sohu.com Inc., 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China.

(12) Includes 86,125 shares subject to options exercisable within 60 days of March 27, 2001. Mr. Li's address is Unit 268 Block 2, Holiday Inn Lido Beijing, Jichang Road, Jiang Tai Road, Beijing 100004, P.R. China.

(13) These stockholders are parties to a Second Amended and Restated Stockholders' Voting Agreement dated October 18, 1999. Under the agreement, (i) Dow Jones & Company, Inc., Intel Corporation and Maxtech Enterprises Limited may each nominate one director to the Board of Directors; (ii) all parties to the agreement must vote the voting securities owned by them in favor of those nominees; and (iii) none of parties will vote to remove any director nominated in accordance with the agreement, other than for cause, without the consent of the party or parties entitled to nominate the director. For each of Dow Jones and Intel, its nomination rights will terminate when it no longer holds at least 50% of the common stock received upon conversion of the preferred stock it purchased prior to Sohu's initial public offering. Maxtech's nomination rights will terminate when it no longer holds at least 50% of the common stock received by Maxtech and Harrison Enterprises, Inc. upon conversion of the preferred stock they had purchased prior to Sohu's initial public offering. Under rules of the SEC under the Securities Exchange Act of 1934, parties to the agreement may be considered members of a "group," and therefore deemed to be beneficial owners of the shares of common stock held by each other party to the agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Sohu's directors and executive officers and holders of more than 10% of Sohu's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sohu. Directors, executive officers and holders of more than 10% of Sohu's common stock are required by SEC regulations to furnish Sohu with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports furnished to Sohu or written representations that no other reports were required, Sohu believes that during the fiscal year ended December 31, 2000, its directors, executive officers and holders of more than 10% of Sohu's common stock complied with all applicable Section 16(a) reporting requirements, except that Form 3s which were required to be filed by Thomas Gurnee, Mary Ma, George Chang, James McGregor, Gary Zhao, Alan Li, Edwin Chan, Victor Koo, Charles Zhang, Edward Roberts, Xin Ye, Maxtech Enterprises Limited, Intel Corporation, Nicholas Negroponte, Brant Binder, Dow Jones & Company, Inc. and IDG Technology Venture Investment, Inc. were filed late. Nicholas Negroponte, Brant Binder, Dow Jones & Company, Inc. and IDG Technology Venture Investment, Inc. would not have had to file Form 3s but for the fact that they are or were parties to Sohu's Second Amended and Restated Voting Agreement.

                               EXECUTIVE OFFICERS

     Sohu's executive officers are Charles Zhang, Derek Palaschuk, Edwin Chan and Victor Koo. For a description of the background of Dr. Zhang, see "BACKGROUND OF NOMINEES FOR ELECTION AS DIRECTORS."

     DEREK PALASCHUK, age 37, has served as Sohu's Vice President Controller since August 2000, and in October 2000 became Vice President Finance. Prior to joining Sohu, from April 1996 until June 2000, Mr. Palaschuk served as Vice President Finance and Chief Financial Officer for the CR China Holdings Group and its affiliated companies, a privately held international trading and investment company. From May 1994 until February 1995, Mr. Palaschuk served as the Chief Financial Officer of China Automotive Components Corporation, a $360 million fund investing in the Chinese automotive industry. Mr. Palaschuk has also worked as an audit manager at Pricewaterhouse Hong Kong and Beijing. In addition to being a Canadian Chartered Accountant, he has a Commerce Degree from the University of Saskatchewan and a Law Degree from the University of British Columbia.

     EDWIN CHAN, age 55, has been Sohu's Senior Vice President, Marketing and Sales since September 1999. Prior to joining Sohu, Mr. Chan founded his own advertising agency and, after its merger with another agency, served as a partner of the combined agency. Prior to that, Mr. Chan served for nearly ten years as managing director at multinational advertising agencies J. Walter Thompson and BBDO. Mr. Chan received a Bachelor of Arts degree from Hong Kong University.

     VICTOR KOO, age 34, has been Sohu's Senior Vice President, Corporate Business Development since January 2000. He also served as Sohu's Senior Vice President, Operations and Chief Financial Officer between March and December of 1999. From 1994 until he joined Sohu, Mr. Koo held numerous senior positions in Richina Group, a China based venture capital firm, including Vice President and Director of Business Development. Mr. Koo received a Masters of Business Administration degree from Stanford University where he won a fellowship from the Center for East Asian Studies. He was a Regent's Scholar at the University of California at Berkeley, where he received a Bachelor of Science degree.

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation earned by the Chief Executive Officer and each of the other named executive officers of Sohu for services rendered in all capacities to Sohu during fiscal 2000, 1999 and 1998:


                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION      LONG-TERM COMPENSATION
                                          -------------------      ----------------------
                                                                            AWARDS            PAYOUTS
                                                                     -----------------------  -------
                                                                                  SECURITIES              ALL OTHER
                                                           OTHER                  UNDERLYING    LTIP       COMPEN-
       NAME AND PRINCIPAL                SALARY   BONUS    ANNUAL    RESTRICTED  OPTIONS/SARS  PAYOUTS     SATION
       ------------------                ------   -----    COMPEN-     STOCK     ------------  -------     ------
            POSITION             YEAR     ($)      ($)     SATION     AWARD(S)       (#)         ($)         ($)
            --------             ----     ---      ---     ------     --------       ---         ---         ---
              (A)                (B)     (C)      (D)        ($)         ($)         (G)         (H)         (I)
              ---                -----   -----    -----      ---         ---         ---         ---         ---
                                                             (E)         (F)
                                                             ---         ---
Charles Zhang (1)..............  2000   $100,000   --      $25,074       --                --     --         --
   Chairman of the Board,        1999   $50,000    --        --          --           130,000     --         --
   President and Chief           1998   $30,000    --        --          --                --     --         --
   Executive Officer

Edwin Chan (2).................  2000   $185,600   --      $28,174       --            52,000     --         --
   Senior Vice President,        1999   $58,334    --      $4,200        --            78,000     --         --
   Marketing and Sales

Victor Koo (3).................  2000   $112,800   --      $30,090       --                --     --         --
   Senior Vice President,        1999   $75,000    --        --          --           208,907     --         --
   Corporate Business
   Development

Thomas Gurnee (4)..............  2000   $170,000   --      $52,360       --            78,000     --         --
   Former Chief Financial        1999     --       --        --          --           182,000     --         --
   Officer and Senior Vice
   President Finance

Alan Li (5)....................  2000   $106,252   --      $78,784       --           182,000     --    $99,169
   Former Chief Operating        1999     --       --        --          --                --     --         --
   Officer

---------------

(1) The $25,074 of other compensation paid to Dr. Zhang in 2000 consists of a $15,000 housing allowance and $10,074 for tax equalization.

(2) The $28,174 of other compensation paid to Mr. Chan in 2000 consists of a $14,400 housing allowance and $13,774 for tax equalization.

(3) The $30,090 of other compensation paid to Mr. Koo in 2000 consists of a $16,800 housing allowance and $13,290 for tax equalization.

(4) Mr. Gurnee was Sohu's Chief Financial Officer and Senior Vice President Finance from January 2000 until December 31, 2000. He is currently a member of the Board of Directors. The $52,360 of other compensation paid to Mr. Gurnee in 2000 consists of a $18,360 housing allowance and $34,000 for tax equalization.

(5) Mr. Li joined Sohu in March 2000 and left Sohu effective December 31, 2000. The $78,784 of other compensation paid to Mr. Li in 2000 consists of a $45,159 housing allowance and $33,625 for tax equalization. Sohu also paid Mr. Li a $99,169 severance payment in 2000, which is listed in column (i). 86,125 stock options vested upon Alan Li's departure and the remaining granted stock options were cancelled.

                                 OPTION GRANTS

     The following table sets forth information regarding stock options made during the last fiscal year to the executive officers listed in the Summary Compensation Table.

                                                  INDIVIDUAL
                                                    GRANTS
                                  ----------------------------------------------
                                                                                           POTENTIAL
                                                                                       REALIZABLE VALUE
                                   NUMBER       PERCENT OF                                AT ASSUMED
                                     OF          TOTAL                                  ANNUAL RATES OF=    ALTERNATIVE
                                  SECURITIES    OPTIONS/                                  STOCK PRICE=           TO
                                 UNDERLYING      SARS                                   APPRECIATION FOR=   (F) AND (G):
                                  OPTIONS/      GRANTED    EXERCISE OF                    OPTION TERM (1)    GRANT DATE
                                    SARS'    TO EMPLOYEES   BASE PRICE   EXPIRATION    ---------------         VALUE
              NAME               GRANTED (#)IN FISCAL YEAR    ($/SH)        DATE       5% ($)    10% ($)     GRANT DATE
              ----               -------------------------    ------        ----       ------    -------      PRESENT
               (A)                   (B)         (C)           (D)          (E)         (F)        (G)        VALUE $
               ---                   ---         ---           ---          ---         ---        ---       -------
                                                                                                               (H)

Charles Zhang..................      --         --             --           --          --         --          --
Edwin Chan.....................    52,000       2.5%           $13         5/12/10      --         --          --
Victor Koo.....................      --         --             --           --          --         --          --
Thomas Gurnee..................    78,000       3.8%           $5.875      7/30/10      --        22,241       --
Alan Li........................   182,000(2)    8.8%            $5.77       3/8/10      --        71,005       --


------------------------
(1) The potential realizable value is based on the term of the option at the time of its grant, which is ten years for the stock options granted to the executive officers in the table. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimates of stock price appreciation. The potential realizable value is calculated using $2.375 per share as the base value on which appreciation has been calculated. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(2) 86,125 stock options vested upon Mr. Alan Li's departure from Sohu and the remaining granted stock options were cancelled.


                        AGGREGATED OPTIONS EXERCISES AND
                         FISCAL YEAR END OPTIONS VALUES

     The following table sets forth information regarding stock option exercises during the fiscal year ended December 31, 2000 by the officers of Sohu listed on the Summary Compensation Table and the fiscal year-end value of unexercised in-the-money options held by those officers:

                                                                         NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING            VALUE OF UNEXERCISED
                                          SHARES                        UNEXERCISED                IN-THE-MONEY
                                         ACQUIRED                    OPTIONS AT FISCAL          OPTIONS AT FISCAL
                                            ON          VALUE             YEAR END                 YEAR END(1)
                NAME                     EXERCISE    RECEIVED(2)  EXERCISABLE UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                ----                     --------    -----------  ----------- -------------  -----------  -------------
Charles Zhang..................            --            --         130,000        --          73,450          --
Edwin Chan.....................            --            --          37,375      92,625          --            --
Victor Koo.....................            --            --         139,272      121,636       78,689        39,344
Thomas Gurnee..................            --            --          90,458      169,542         --            --
Alan Li........................            --            --          86,125        --            --            --

------------------------
(1) Based on reported last sale price of Sohu common stock of $2.375 per share on December 31, 2000, less the option exercise price.

(2)  None of the executive officers exercised any stock options during 2000.

         The following graph compares, for the period that Sohu's common stock has been registered under Section 12 of the Securities Exchange Act of 1934 (which commenced July 12, 2000), the cumulative total stockholder return for Sohu, the NASDAQ Stock Market (U.S. companies) Index (or the NASDAQ Market Index) and the MG Group Index for Internet Information Services (or MG Group Index). Measurement points are July 12, 2000 (the first trading day) and the last trading day of Sohu's fiscal year ended December 31, 2000. The graph assumes that $100 was invested on July 12, 2000 in the common stock of Sohu, the NASDAQ Market Index, and the MG Group Index, and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                              [PERFORMANCE GRAPH]

COMPANY/INDEX/MARKET              7/12/2000             12/29/2000
--------------------              ---------             ----------
Sohu.com Inc.                     100.00                18.27

Internet Info. Providers          100.00                47.26

NASDAQ Market Index               100.00                62.01

Note: Base Price date is 7/12/2000

SOURCE: MEDIA GENERAL FINANCIAL SERVICES
        P.O. Box 85333
        Richmond, VA 23293
        PHONE: 1-(800) 446-7922
        FAX:   1-(804) 649-6826

COMPENSATION COMMITTEE REPORT

GENERAL COMPENSATION POLICY

     The compensation committee believes that Sohu's compensation programs for executive officers should be designed to attract, motivate, and retain talented executives and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. The compensation committee's objectives are to: (i) offer a total compensation program that strives to be competitive with comparable talent at comparable companies in China but also permits recruiting and retention of talented executives who might otherwise be employed by technology companies in the United States and (ii) align the financial interests of executive officers with those of the stockholders by providing significant equity-based incentive awards.

BASE SALARY

     The base salary for each executive officer is set on the basis of the responsibilities of the position held, the experience and performance of the individual, and a review of comparable positions based on informal surveys of the industry in China as well as the United States.

STOCK OPTIONS

     Grants to executive officers under Sohu's 2000 Stock Incentive Plan allow the officers to acquire shares of Sohu's common stock at the market price on the grant date over a specified period of time. Each option vests in periodic installments from one to four years as specified in the option agreement applicable to each executive. Generally, stock options are granted when an executive joins Sohu. Additional options are granted on the basis of the individual's performance, potential for future responsibility and the number of unvested options held by the individual at the time of the new grant. The grants are designed to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage Sohu.

OTHER ELEMENTS OF EXECUTIVE COMPENSATION

     Compensation paid to Sohu's executive officers also generally includes the provision of housing and tax equalization. No bonuses were paid to any Sohu executive officers in or for the year ended December 31, 2000.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, Sohu cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Sohu has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Sohu's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual base salary for Sohu's Chief Executive Officer is determined by the compensation committee, subject to approval of the Board of Directors. Prior to December 31, 1999, Dr. Charles Zhang, Sohu's founder, President and Chief Executive Officer, earned $50,000 per annum in salary. In consideration of the significant growth and scale of Sohu's operations under the leadership of Dr. Zhang, effective January 1, 2000, his salary was increased to $100,000 per annum and Sohu provided to Dr. Zhang housing and tax equalization at a rate of 15% of his salary. On March 1, 2001, Dr. Zhang's salary was increased to $150,000 to bring his salary in line with other senior executives of Sohu. No stock options were granted to Dr. Zhang in 2000.

                             COMPENSATION COMMITTEE
                                 James McGregor
                                 Edward Roberts
                                  Thomas Gurnee

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Sam Qian, who is the brother-in-law of Dr. Charles Zhang, Sohu's President and Chief Executive Officer, is a Vice President at Sohu. In fiscal 2000, Sohu paid Mr. Qian (i) $60,000 in salary; (ii) $9,000 as a housing allowance; and
(iii) $2,400 for tax equalization.

     Sohu entered into an agreement whereby it provides Internet advertising and promotional service to a subsidiary of Intel Corporation which held more than 5% of Sohu's outstanding common stock as of December 31, 2000. The total amount of revenue recorded under this agreement was $177,000 for the year ended December 31, 2000.

     Under current People's Republic of China, or PRC, regulations, foreign companies such as Sohu may not own or operate telecommunications businesses in the PRC, which may include the operation of Internet content provision businesses. Sohu's wholly owned PRC subsidiaries, Sohu ITC Information Technology (Beijing) Co., Ltd., or Beijing ITC, and Sandhill Information Technology (Beijing) Co. Ltd., or Sandhill, do not have licenses to provide Internet content and information services. As a result, Sohu restructured its operations in 2000. As part of this restructuring, Sohu's content-related operations were transferred to Beijing Sohu Online Network Information Services, Ltd., or Beijing Sohu, a PRC company that has received approval to develop Internet content and information services. Beijing Sohu is 80% owned by Charles Zhang, Sohu's Chief Executive Officer, and 20% owned by He Jinmei, an employee of Beijing ITC, both of whom are PRC nationals. Dr. Zhang is also a Director of Beijing Sohu. Beijing ITC and Beijing Sohu have entered into the following agreements:

     COOPERATION AGREEMENT

     Under this agreement, Beijing Sohu agreed to provide Internet information services to Beijing ITC, for a monthly service fee of $36,000. The parties intend that the fee be an amount necessary to reimburse Beijing Sohu for all its costs and expenses incurred in conducting its content operations under the cooperation agreement. In order to allow Beijing Sohu to provide the services, Beijing ITC has granted to Beijing Sohu and will assist Beijing Sohu in obtaining from Sohu licenses for a fixed monthly fee. Beijing ITC has agreed that it will provide technical services to Beijing Sohu in order to support Beijing Sohu's operations and services.

     ASSETS AND BUSINESS RESTRUCTURING AGREEMENT

     Under this agreement, Beijing ITC agreed to transfer all ten of its content-related servers and related equipment to Beijing Sohu for $89,000 and assign up to 25 of its content editors and supervisors to Beijing Sohu. In return, Beijing Sohu agreed to use the content-related servers and related equipment solely for the purpose of providing information services to the www.sohu.com Web site and to be responsible for the compensation, welfare and employment of the content editors and supervisors assigned to Beijing Sohu.

     OPTION AGREEMENT

     Beijing ITC entered into an exclusive twenty year option agreement with the stockholders of Beijing Sohu, Dr. Charles Zhang and Ms. Jinmei He. Under this agreement, Beijing ITC or a third party designated by Beijing ITC will have the right, at any time, subject to the laws of the PRC, including any applicable restrictions on foreign investment, to purchase from Dr. Zhang and Ms. He at an aggregate price of $242,000, their entire ownership interest in Beijing Sohu.

     LOAN AGREEMENTS

     The Company entered into a loan agreement for $176,000 with Dr. Charles Zhang and a loan agreement for $43,000 with Ms. Jinmei He. The sole purpose of these loans is to help them fund their additional equity investments in Beijing Sohu as a result of the corporate restructuring. The loans do not bear any interest, have a term of ten years and will be repayable in full at maturity. In the event Beijing ITC or its designee purchases shares of Beijing Sohu pursuant to the option agreement described above, the net proceeds to Dr. Zhang and Ms. He from the sale of shares will be applied towards partial repayment of the loans. Dr. Zhang and Ms. He have pledged all of their shares in Beijing Sohu to Sohu as security for the loans.

PROPOSAL II.   AMENDMENT OF STOCK INCENTIVE PLAN

     In January 2001, the Board of Directors adopted an amendment to Sohu's 2000 Stock Incentive Plan to increase the number of shares of common stock covered by the Stock Incentive Plan to an aggregate of 4,000,000 shares. In March 2001, the Board of Directors adopted an amendment to Sohu's 2000 Stock Incentive Plan to increase the number of shares of common stock covered by the Stock Incentive Plan to an aggregate of 7,000,000 shares. The Amended Stock Incentive Plan is attached hereto as Appendix B for filing purposes, pursuant to Rule 14a-101 under the Securities Exchange Act of 1934, but will not be mailed to stockholders with this proxy statement. The following is a summary of the material provisions of the Stock Incentive Plan.

     The Board of Directors adopted the Stock Incentive Plan as of January 25, 2000 to assist Sohu in attracting and retaining highly competent people to serve as employees, directors and advisors who will contribute to Sohu's success and the success of the members of its network. Sohu also seeks to motivate those people to achieve long-term objectives which will benefit Sohu's stockholders. Employees, directors, advisors and consultants of Sohu and its subsidiaries are eligible to receive options under the Stock Incentive Plan:

     The Stock Incentive Plan also provides for the granting to eligible persons of rights to make direct purchases of common stock, although no such rights have been granted to date.

     The Board of Directors administers the Stock Incentive Plan, based on recommendations from the compensation committee, and has wide discretion to award options. Subject to the provisions of the Stock Incentive Plan, the Board of Directors determines who will be granted options, the type and timing of options to be granted, vesting schedules and other terms and conditions of options, including the exercise price. A significant number of Sohu's employees are granted options. The number of options awarded to a person is based on the person's potential ability to contribute to Sohu's success, the person's position with Sohu and, to some degree, length of service.

     The Board of Directors may award "incentive" stock options or "non-qualified" stock options. Sohu has granted both incentive and non-qualified stock options under the Stock Incentive Plan. If the holder of an incentive stock option exercises the option and holds the shares of common stock he or she receives for the holding periods required by the Code, the exercise of the incentive stock option does cause taxable income to be recognized by the holder (although it may result in liability for payment of alternative minimum tax). Sohu is therefore not entitled to a corresponding tax deduction. The incentive stock options granted under the Stock Incentive Plan are designed to meet the requirements of the Code, including a requirement that the exercise price be at least 100% of the fair market value of Sohu's common stock on the date the option is granted and that the option have a term no longer than ten years. No person who owns, directly or indirectly, more than 10% of the total combined voting power of Sohu's common stock may receive incentive stock options unless the exercise price is at least 110% of the fair market value of Sohu's common stock on the grant date and the term is no longer than five years. Options granted under the Stock Incentive Plan are not transferable by the optionee, other than by will or by the laws of descent and distribution.

     By contrast, if the holder of a non-qualified stock option exercises the option, the holder will be required to recognize taxable income on the date of exercise equal to the difference between the fair market value of the shares acquired by exercising the option and the exercise price of the option. Sohu is then entitled to a corresponding tax deduction.

     As of March 27, 2001, options to purchase 2,739,474 shares of common stock were outstanding under the Stock Incentive Plan and 1,260,526 shares remained available for future option grants. The weighted average exercise price for these outstanding options is $5.54 per share. Most of these outstanding options become exercisable on a schedule at least as rapid as the following:

     o with respect to 25% of the shares subject to the option, on the first anniversary of the date of grant; and

     o with respect to the remaining 75% of the shares subject to the option, in twelve equal quarterly installments beginning one calendar quarter after the date of such anniversary.

     Incentive stock options terminate upon the first to occur of (i) 90 days after termination of an option holder's employment for any reason other than death or disability, 180 days after an option holder's death and one year after termination of an option holder's employment because of disability and (ii) ten years after the grant date (five years after the grant date in the case of a holder of more than 10% of the total combined voting power of Sohu's common stock). Nonqualified options terminate upon the date specified in the agreement granting the option.

     Subject to limitations set forth in the Stock Incentive Plan and to provisions of the Internal Revenue Code of 1986 applicable to incentive stock options, the Board may terminate or amend the Stock Incentive Plan in any respect at any time.

     The Board of Directors believes it is in the interest of Sohu and its stockholders to adopt the proposed amendment to the Stock Incentive Plan. The increase in shares available for issuance under the Stock Incentive Plan will assist Sohu to continue to attract and retain key personnel and to strengthen the identity of such personnel's interest with those of Sohu's stockholders. A majority of the votes cast by the stockholders represented at the meeting, in person or by proxy, is required to approve this proposal.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE STOCK INCENTIVE PLAN.

PROPOSAL III.   RATIFICATION OF SELECTION OF AUDITORS


     The Board of Directors has selected PricewaterhouseCoopers as Sohu's independent auditors for the fiscal year ending December 31, 2001, subject to ratification by stockholders at the Annual Meeting of Stockholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of ratifying the selection of PricewaterhouseCoopers to audit the books and accounts of Sohu for the fiscal year ending December 31, 2001.

FEES BILLED TO SOHU BY PRICEWATERHOUSECOOPERS DURING FISCAL 2000

     AUDIT FEES: Fees for the audit of Sohu's December 31, 2000 financial statements were $125,000 and all other fees were $951,760, including audit related services of $823,350 and non-audit services of $128,410. Audit related services primarily include fees for assistance with Sohu's initial registration statement on Form S-1 and other filings with the Securities and Exchange Commission, and acquisition accounting. Non-audit services primarily include fees for tax advisory and compliance services.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: Fees for services related to financial information system design and implementation were $21,100 during the fiscal year ended December 31, 2000.

     THE AUDIT COMMITTEE CONSIDERS THE PROVISIONS OF THOSE SERVICES TO BE COMPATIBLE WITH MAINTAINING PRICEWATERHOUSECOOPERS'S INDEPENDENCE.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS AS AUDITORS.


                                  OTHER MATTERS

     Sohu's Board of Directors is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in Sohu's proxy materials for the 2002 Annual Meeting of Stockholders, it must be received by Sohu at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, Attention:
Caroline Straathof, no later than December 1, 2001.

                                  ANNUAL REPORT

     A copy of Sohu's 2000 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling Caroline Straathof at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, People's Republic of China, telephone 86-10-6510-2160, or by e-mail at straathof@itc.com.cn.


                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matters expected to come before the Annual Meeting. However, it is intended that the proxy solicited herein will be voted on any other matters that may properly come before the meeting in the discretion of the person or persons named in the enclosed form of proxy.

                                              By order of the Board of Directors

People's Republic of China
April 11, 2001


ITEM 1.  Election of             FOR all nominees  / /               WITHHOLD AUTHORITY to vote        *EXCEPTIONS   / /
         directors               listed below                        for all nominees listed below

NOMINEES: Charles Zhang, Edward B. Roberts, James McGregor, George Chang,
          Thomas Gurnee, Philip Revzin

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
            --------------------------------------------------------------------

ITEM 2. APPROVAL OF AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN.

FOR       / /          AGAINST   / /          ABSTAIN  / /

ITEM 3.  APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT PUBLIC
         ACCOUNTANTS.

FOR       / /          AGAINST   / /          ABSTAIN  / /

ITEM 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED
TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY
COME BEFORE THE MEETING.

CHANGE OF ADDRESS AND
OR COMMENTS MARK HERE  / /

Note: Please sign as your name(s) is (are) shown on the certificates to which the Proxy applies. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

Dated:                                                    , 2001
      ---------------------------------------------------

----------------------------------------------------------------
                        Signature(s)

----------------------------------------------------------------
              (Additional Signature if held jointly)


Votes must be indicated
(x) in Black or Blue ink.     / X /


(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.)

                                  SOHU.COM INC.
                             7 JIANGUOMEN NEI AVENUE
                               SUITE 1519, TOWER 2
                         BRIGHT CHINA CHANG AN BUILDING
                                 BEIJING 100005
                           PEOPLE'S REPUBLIC OF CHINA

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The person or entity signed on the reverse side of this proxy card hereby appoints Charles Zhang and Derek Palaschuk and each of them, as proxy or proxies for such person or entity, with full power of substitution, who may act by unanimous vote of said proxies or their substitutes as shall be present at the meeting, or, if only one be present, then the one shall have all the powers hereunder, to represent and to vote, as designated on the other side (if no direction is made, this Proxy will be voted FOR Proposals 1, 2, and 3), all of the shares of common stock, par value $.01 per share, of Sohu.com Inc. standing in the name of such person or entity on March 27, 2001, at the Annual Meeting of Stockholders of Sohu.com Inc. to be held on Thursday May 17, 2001 at 10 a.m., Beijing time, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be marked, dated and signed, on the other side.)


                                                       SOHU.COM INC.
                                                       P.O. BOX 11075
                                                       NEW YORK, N.Y. 10203-0075

                                   APPENDIX A


                                  SOHU.COM INC.

                             AUDIT COMMITTEE CHARTER

I. COMPOSITION OF THE AUDIT COMMITTEE: The Audit Committee shall be comprised of at least three directors, each of whom shall not be an officer or employee of the Company or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

II. PURPOSES OF THE AUDIT COMMITTEE: The purposes of the Audit Committee are to assist the Board of Directors:

     a. in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

     b. in its oversight of the Company's financial statements and the independent audit thereof;


     c. in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and


     d.   in evaluating the independence of the outside auditors.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

         The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

         The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

III. ANNUAL MEETINGS OF THE AUDIT COMMITTEE: The Audit Committee shall meet twice annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and any interim financial statements and financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management, the director of the internal auditing department and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. DUTIES AND POWERS OF THE AUDIT COMMITTEE: To carry out its purposes, the Audit Committee shall have the following duties and powers:

         a.       with respect to the outside auditor,

                  (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

                  (ii) to review the fees charged by the outside auditors for audit and non-audit services;

                  (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

                  (iv) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

         b.       with respect to the internal auditing department,

                  (i) to review the appointment and replacement of the director of the internal auditing department; and

                  (ii) to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto;

         c. with respect to financial reporting principles and policies and internal audit controls and procedures,

                  (i) to advise management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

                  (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

                           o deficiencies noted in the audit in the design or operation of internal controls;

                           o consideration of fraud in a financial statement audit;

                           o        detection of illegal acts;

                           o the outside auditor's responsibility under generally accepted auditing standards;

                           o        significant accounting policies;

                           o        management judgments and accounting
                                    estimates;

                           o        adjustments arising from the audit;

                           o the responsibility of the outside auditor for other information in documents containing audited financial statements;

                           o        disagreements with management;

                           o        consultation by management with other
                                    accountants;

                           o major issues discussed with management prior to retention of the outside auditor;

                           o difficulties encountered with management in performing the audit;

                           o the outside auditor's judgments about the quality of the entity's accounting principles; and

                           o reviews of interim financial information conducted by the outside auditor;

                  (iii) to meet with management, the director of the internal auditing department and/or the outside auditors:

                           o        to discuss the scope of the annual audit;

                           o        to discuss the audited financial statements;

                           o to discuss any significant matters arising from any audit or report or communication referred to in items b(ii) or c(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company's financial statements;

                           o to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

                           o to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

                           o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

                  (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with
                           Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

                  (v) to discuss with the Company's senior management any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

         d.       with respect to reporting and recommendations,

                  (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

                  (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

                  (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                                   APPENDIX B

                                  SOHU.COM INC.
                            2000 STOCK INCENTIVE PLAN
                                  (as amended)

         1. PURPOSE. This 2000 Stock Incentive Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Sohu.com Inc., a Delaware corporation (the "Company"), and any present or future parent or subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"), (b) to directors, officers, employees, consultants and advisors of the Company and Related Corporations by providing them with (i) opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options") or (ii) by providing them with opportunities to make direct purchases of common stock of the Company ("Restricted Stock Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options and Restricted Stock Purchases are referred to hereafter individually as a "Stock Right" and collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

         2. ADMINISTRATION OF THE PLAN.

         A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (as the case may be, the "Committee") of two (2) or more of its members to administer the Plan and to grant Stock Rights hereunder, provided such Committee is delegated such powers in accordance with applicable state law. (All references in this Plan to the "Committee" shall mean the Board if no such Compensation Committee has been so appointed). If the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered in accordance with the applicable rules set forth in Rule 16b-3 or any successor provisions of the Exchange Act or the rules under the Exchange Act or any such successor provision ("Rule 16b-3"). From and after the date the Company becomes subject to Section 162(m) of the Code with respect to compensation earned under the Plan, each member of the Committee shall also be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         B. AUTHORITY OF BOARD OR COMMITTEE. Subject to the terms of the Plan, the Committee shall have the authority to: (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and to make purchases of Restricted Stock) to whom Non-Qualified Options or rights to make Restricted Stock Purchases may be granted; (ii) determine the time or times at which Options may be granted or Restricted Stock Purchases made; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Restricted Stock Purchase, which price shall be not less than 85% of the fair market value of shares of common stock on the date of the grant of the right to make a Restricted Stock Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;

(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and Restricted Stock Purchases and the nature of any such restrictions; (vii) impose such other terms and conditions with respect to Stock Rights not inconsistent with the terms of this Plan as it deems necessary or desirable; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

         If the Committee decides to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary, under the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

         C. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, acting at a meeting (whether held in person or by teleconference), or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan, subject to compliance with paragraph 2A.

         D. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board, subject to compliance with Rule 16b-3 when required by paragraph 2A. All grants of Stock Rights to members of the Board shall be made in all respects in accordance with the provisions of this Plan applicable to other eligible persons.

         3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and authorizations to make Restricted Stock Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant or advisor of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

         4. COMMON STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, $.001 par value (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 7,000,000 (giving effect to a 2.6 for one stock split effected in July, 2000) minus that number of shares which are the subject of option grants made, or were purchased pursuant to the exercise of options that were granted, to employees, officers directors, or consultants of the Company or Related Corporations prior to the date of the adoption of this plan by the Company's Board of Directors, subject to adjustment as provided in paragraph 13. Any such shares may be issued pursuant to the exercise of ISOs or Non-Qualified Options or pursuant to Restricted Stock Purchases, so long as the aggregate number of shares so issued does not exceed such number, as adjusted. Until such time as the Company becomes subject to Section 162(m) of the Code with respect to compensation earned under this Plan, if any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or if any shares of Common Stock issued pursuant to a Stock Right have been repurchased by the Company in accordance with the terms of the agreement or instrument pursuant to which the Stock Right is granted, then the unpurchased shares subject to such Stock Right and any shares issued pursuant to a Stock Right that have been so repurchased by the Company (or shares in substitution thereof) shall again be available for grants of Stock Right under the Plan.

         5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time after January 24, 2000 and prior to January 24, 2010. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 17.

         6. MINIMUM OPTION PRICE; ISO LIMITATIONS.

         A. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

         B. $100,000 ANNUAL LIMITATION ON ISOS. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all other incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any Options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

         C. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange, or on the Nasdaq National Market or the Nasdaq Small Cap Market, if the Common Stock is not then traded on a national securities exchange; or (ii) the average of the low bid and high ask prices as quoted on that date by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or the Nasdaq National Market or the Nasdaq Small Cap Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors in good faith it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length, if any.

         7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9, 10, and 13B, each Option shall expire on the date specified by the Committee and set forth in the original stock option agreement granting such Option, provided that ISOs shall in any event expire not more than ten years from the date of grant and ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, such ISOs shall expire not more than five years from the date of grant. Non-Qualified Options shall expire on the date specified in the agreement granting such Non-Qualified Options, subject to extension as determined by the Committee. ISOs, or any part thereof, that have been converted into Non-Qualified Options may be extended as provided in paragraph 17.

         8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 13, each Option granted under the Plan shall be exercisable as follows:

         A. VESTING. Unless otherwise specified by the Committee or the Board of Directors and subject to paragraphs 9 and 10 with respect to ISO's, Options granted to employees shall vest on a schedule at least as rapid as the following: (a) as to 25% of the shares subject to the Option, on the first anniversary of the date of grant of the Option; and (b) as to the remaining 75% of the shares subject to the Option, in 12 equal quarterly installments beginning one calendar quarter after the date of such anniversary. The Committee may also specify such other conditions precedent as it deems appropriate to the exercise of an Option.

         B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

         C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that the Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise.

         D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option, despite the fact that such acceleration may: (i) cause the application of Sections 280G and 4999 of the Code if an Acquisition, as defined below in paragraph 13B, occurs, or (ii) disqualify all or part of the Option as an ISO.

         9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable following the date of such cessation of employment, and his ISOs shall terminate after the passage of ninety (90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

         The Board or Committee may establish such provisions in particular Stock Right grant agreements as it may deem appropriate with respect to the treatment of Stock Rights other than ISOs upon the termination of the employment of the holder of the Stock Right.

         10. DEATH; DISABILITY.

         A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one hundred and eighty (180) days from the date of such optionee's death.

         B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he or, in the event of his death, his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

         11. ASSIGNABILITY. No ISO, and unless specified in the agreement or instrument pursuant to which the Option is granted, no Non-Qualified Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him or her. No Stock Right, and no right to exercise any portion thereof, shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of any Stock Right, or of any right or privilege conferred thereby, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any Stock Right, right or privilege, such Stock Right and such rights and privileges shall immediately become null and void.

         12. TERMS AND CONDITIONS OF STOCK RIGHTS. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof to the extent applicable and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan. Without limiting the foregoing, such provisions may include transfer restrictions, rights of refusal, vesting provisions, repurchase rights and drag-along rights with respect to shares of Common Stock issuable upon exercise of Stock Rights, and such other restrictions applicable to shares of Common Stock issuable upon exercise of Stock Rights as the Committee may deem appropriate. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination, cancellation or other provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

         A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         B. CONSOLIDATIONS, MERGERS OR SALES OF ASSETS OR STOCK. If the Company is to be consolidated with

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

or acquired by another person or entity in a merger, sale of all or substantially all of the Company's assets or stock or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to outstanding Options or shares acquired upon exercise of any Option, take one or more of the following actions: (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of any such Options; (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options, including those which are not then exercisable, shall terminate; (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the optionee sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such optionee upon exercise of any Option, at a price equal to the portion of the net consideration from such sale which is attributable to such shares. Nothing contained herein will be deemed to require the Company to take, or refrain from taking, any one or more of the foregoing actions.

         C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization and had been the owner of the Common Stock receivable upon such exercise at such time.

         D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to the foregoing subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code or any successor thereto) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

         E. ISSUANCES OF SECURITIES AND NON-STOCK DIVIDENDS. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company (and, in the case of securities of the Company, such adjustments shall be made pursuant to the foregoing subparagraph A).

         F. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan, and the optionee shall receive from the Company cash in lieu of such fractional shares.

         G. ADJUSTMENTS. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board, as applicable, shall determine the specific adjustments to be made under this paragraph 13 and its determination shall be conclusive.

         If any person or entity owning Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such Common Stock, except as otherwise provided in subparagraph B, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Board of Directors of the Surviving Entity.

         H. POOLING-OF-INTERESTS ACCOUNTING. If the Company proposes to engage in an Acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this Plan or of any agreement hereunder, or any actions of the Board taken in connection with such Acquisition, are determined by the Company's or the Surviving Entity's independent public accountants to cause such Acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions may be amended or rescinded at the election of the Committee, without the consent of any grantee, to be consistent with pooling-of-interests accounting treatment for such Acquisition.

         14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by the holder thereof giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (c) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or
(d) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Committee, by any combination of (a), (b) (c) and (d) above. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for the shares subject to the Stock Right. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. TERM AND AMENDMENT OF PLAN. This Plan was originally adopted by the Board on January 24, 2000 and approved by the stockholders of the Company on July 5, 2000. The Plan was amended by the Directors of the Company on January 15, 2001 and in March 2001 (the "Amendments"). The Amendments (which increase the authorized number of shares under the Plan) will be presented to the stockholders of the Company for approval on or prior to January 15, 2002. If the approval of stockholders is not obtained by such date, ISOs granted under the Plan after the date of the foregoing Director's approval of the Amendments will be converted automatically to Non-Qualified Options, without any action on the part of the Board, the Committee, or the holder of the Option. The Plan shall expire on that date which is ten years from the date of its adoption by the Board (except as to Options outstanding on the expiration date). Options may be granted under the Plan prior to the date of stockholder approval of the Plan.

         The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended.

         16. SECTION 162(M) Notwithstanding anything herein to the contrary, no Stock Right shall become exercisable, vested or realizable if such Stock Right is granted to an employee that is a "covered employee" as defined in Section 162(m) of the Code and the Committee has determined that such Stock Right should be structured so that it is not "applicable employee remuneration" under such
Section 162(m) unless and until the terms of this Plan, including any amendment hereto, have been approved by the Company's stockholders in the manner and to the extent required under such Section 162(m).

         17. AMENDMENT OF STOCK RIGHTS. The Board or Committee may amend, modify or terminate any outstanding Stock Rights including, but not limited to, substituting therefor another Stock Right of the same or a different type, changing the date of exercise or realization, and converting an ISO to a Non-Qualified Option; provided that, except as otherwise provided in paragraphs 9, 10, and 15, the grantee's consent to such action shall be required unless the Board or Committee determines that the action, taking into account any related action, would not materially and adversely affect the grantee.

         18. APPLICATION OF FUNDS. The proceeds received by the Company from the exercise of Options granted and Restricted Stock Purchases authorized under the Plan shall be used for general corporate purposes.

         19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         20. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the making of a Restricted Stock Purchase for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 21) or the vesting of forfeitable stock purchased pursuant to a Restricted Stock Purchase, the Company, in accordance with Section 3402(a) of the Code, may require the holder of the Stock Right to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) a the making of a Restricted Stock Purchase Award, or (iii) the vesting of forfeitable stock purchased pursuant to a Restricted Stock Purchase, on the grantee's payment of such additional withholding taxes.

         21. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A "Disqualifying Disposition" is any disposition (including any sale) of such Common Stock before the later of:

         A. two years after the date the employee was granted the ISO, and

         B. one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         22. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the state of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                                      -40-